Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Wallbox B.V.

Barcelona, Spain

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 14, 2021, relating to the consolidated financial statements of Wall Box Chargers, S.L., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Bedrijfsrevisoren BV

On behalf of it,

/s/ Ellen Lombaerts

Ellen Lombaerts

Zaventem, Belgium

September 15, 2021